Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

          As independent public accountants, we hereby consent to the use of our report included in this Form S-4 Registration Statement covering $225,000,000 Senior Notes and $250,000,000 Senior Bonds and to the incorporation by reference in this Registration Statement of our reports dated January 27, 1999, included or incorporated by reference in CILCORP Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


                                                        /s/ Arthur Andersen LLP

Chicago, Illinois,
November 5, 1999